XL Capital Ltd
                                                   XL House
                                                   One Bermudiana Road
                                                   P. O. Box HM 2245
                                                   Hamilton HM JX
                                                   Bermuda

                                                   Phone: (441) 292-8515
                                                   Fax:   (441) 292-5280


NEWS RELEASE

Contact:            Gavin R. Arton                  Roger R. Scotton
                    Investor Relations              Media Contact
                    (441) 294-7104                  (441) 294-7165

            XL CAPITAL LTD REPORTS RECORD FIRST QUARTER 2004 RESULTS

             First Quarter 2004 Net Income $452.2 million, or $3.25 per ordinary share up from $239.9 million, or $1.74 per ordinary share in First Quarter 2003.


HAMILTON, BERMUDA, May 3, 2004 -- XL Capital Ltd ("XL" or the "Company") (NYSE:
XL) today reported record net income available to ordinary shareholders for the quarter ended March 31, 2004 of $452.2 million, or $3.25 per ordinary share, compared with $239.9 million, or $1.74 per ordinary share, for the quarter ended March 31, 2003.

Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax, for the first quarter of 2004 was a record $328.8 million, or $2.36 per ordinary share, compared with $250.2 million, or $1.82 per ordinary share, for the quarter ended March 31, 2003.

First Quarter Operating Highlights 2004 vs. 2003:

     o Net premiums written from general operations increased 19% to $2.8 billion

     o    Combined ratio from general operations was a satisfactory 88.8%

     o    Net investment income up 19% to $228 million

     o    Earnings from equity in investment affiliates up 163% to $70 million


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

     o Cash flow from operations $527 million, or $752 million, including structured and spread transactions

     o    Total net invested assets exceeded $27 billion, up 30%

     o    Total assets increased 18% to a record $44 billion

     o    Book value up $2.84 from December 31, 2003 to $49.58

     o    Return on ordinary shareholders' equity at 19.8% (see page 7 below)

Commenting on the first quarter 2004 results, Brian M. O'Hara, President and Chief Executive Officer of XL, stated: "I am pleased to announce record first quarter results with all segments of our business being profitable and contributing to this impressive performance."

"Our general operations continue to experience overall premium growth and remain very profitable as evidenced by our 88.8% combined ratio in the first quarter of 2004, despite increasing competition. We also enjoyed the benefits of our diversification strategy with very good results from our investments in affiliates as well as solid contributions from our Financial Products and Services segment and our Life and Annuity Reinsurance activities," Mr. O'Hara noted.

Total assets as of March 31, 2004 were a record $44.2 billion compared with $40.8 billion as of December 31, 2003. Book value per ordinary share as at March 31, 2004 increased by 6.1% to $49.58 from $46.74 as at December 31, 2003.

A live on-line web cast of XL's call with analysts and investors to review the first quarter 2004 results will be held at 10:00 a.m. Eastern Time on May 4, 2004 at www.xlcapital.com. A telephone replay of the conference call will be available beginning at 1:00 p.m. Eastern Time on May 4, until 8:00 p.m. Eastern Time on May 11, 2004 by dialing (201) 612-7415 (account number: 7716 and conference I.D. number: 100381). An unaudited financial information supplement relating to the Company's 2004 first quarter results is available on its website: www.xlcapital.com.

XL Capital Ltd, through its operating subsidiaries, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.


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

This presentation contains forward-looking statements that involve inherent risks and uncertainties. Statements that are not historical facts, including statements about XL's beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates, and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements includes the following: (a) rate increases and improvements in terms and conditions may not be as large or sustainable as XL is currently projecting; (b) greater frequency or severity of claims and loss activity than XL's underwriting, reserving or investment practices anticipate based on historical experience or industry data; (c) developments in the world's financial and capital markets which adversely affect the performance of XL's investments or access to such markets; (d) changes in general economic conditions, including foreign currency exchange rates, inflation and other factors; and (e) the other factors set forth in XL's most recent reports on Form 10-K, Form 10-Q, and other documents on file with the Securities and Exchange Commission. XL undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

                                 XL CAPITAL LTD
                       SUMMARY CONSOLIDATED FINANCIAL DATA
                    (In thousands, except per share amounts)

                                                                           Three Months Ended
Income Statement Data:                                                          March 31
                                                                              (Unaudited)
                                                                          2004          2003
                                                                          ----          ----
Revenues:
     Gross premiums written  - general operations                      $3,400,682     $2,991,049
                             - life and annuity operations                115,885        111,324
                             - financial operations                        56,889         44,766

     Net premiums written    - general operations                       2,784,761      2,347,775
                             - life and annuity operations                115,884         97,313
                             - financial operations                        52,334         43,996

     Net premiums earned     - general operations                       1,574,925      1,431,887
                             - life and annuity operations                116,932         92,771
                             - financial operations                        32,588         26,973
Net investment income                                                     228,346        191,904
Net realized gains (losses) on investments                                115,337        (4,663)
Net realized and unrealized gains on derivative
  instruments                                                              11,597         14,493
Equity in net income of investment affiliates                              70,376         26,798
Fee and other income                                                        6,907         12,277
                                                                       ----------     ----------
                                                                       $2,157,008     $1,792,440
                                                                       ----------     ----------
Expenses:
Net losses and loss expenses incurred                                    $963,944       $885,254
Claims and policy benefit reserves                                        134,063        119,558
Acquisition costs                                                         277,270        240,312
Operating expenses                                                        245,300        190,519
Exchange gains                                                            (10,724)       (2,702)
Interest expense                                                           40,057         46,140
Amortization of intangible assets                                           3,257            375
                                                                       ----------     ----------
                                                                       $1,653,167     $1,479,456
                                                                       ----------     ----------

Income before minority interest, income tax
   expense and equity in net (income) loss of insurance and
   financial affiliates                                                  $503,841       $312,984

Minority interest                                                           4,660          1,862
Income tax expense                                                         35,357         20,030
Equity in net loss of insurance and financial
  affiliates                                                                1,575         41,087
                                                                       ----------     ----------
Net income                                                               $462,249       $250,005
Preference dividend                                                       (10,080)      (10,148)
                                                                       ----------     ----------
Net income available to ordinary shareholders                            $452,169       $239,857
                                                                       ----------     ----------


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




                                                                        Three Months Ended
Income Statement Data (continued):                                            March 31
                                                                             (Unaudited)
                                                                           2004            2003
                                                                           ----            ----

Weighted average number of ordinary shares and
    ordinary share equivalents : Basic                                  137,624         136,216
                               : Diluted                                139,044         137,631

Per Share Data:
Net income available to ordinary shareholders                             $3.25           $1.74
                                                                      ---------       ---------

Ratios - General insurance and reinsurance operations
Loss ratio                                                                61.1%           60.9%
Expense ratio                                                             27.7%           25.2%
                                                                      ---------       ---------

Combined ratio                                                            88.8%           86.1%

                                                                      ---------       ---------



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

                                 XL CAPITAL LTD

                       SUMMARY CONSOLIDATED FINANCIAL DATA

                    (In thousands, except per share amounts)


                                                                  As at March 31,    As at December 31,
                                                                       2004              2003
                                                                  (Unaudited)         (Unaudited)
                                                                  ---------------    ------------------
Balance Sheet Data:

Total investments available for sale                                 $22,161,915     $20,775,256

Net payable for investments purchased                                     86,577          96,571

Cash and cash equivalents                                              2,646,857       2,403,121

Investments in affiliates                                              2,035,727       1,903,341

Total assets                                                          44,170,320      40,764,215


Unpaid losses and loss expenses                                       16,718,056      16,558,788

Deposit liabilities and policy benefit reserves                        7,641,086       7,284,179

Notes payable and debt                                                 2,736,867       1,905,483

Total shareholders' equity                                             7,362,727       6,936,915

Book value per ordinary share                                             $49.58          $46.74



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



                                 XL CAPITAL LTD
                                 RECONCILIATION

The following is a reconciliation of the Company's (i) net income to 'net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax' (which is a non-GAAP measure, the "Exclusions") and (ii) annualized return on shareholders' equity (based on net income minus the Exclusions) to average ordinary shareholders' equity for the three months ended March 31, 2004 and 2003 (in millions, except per share amounts):





                                                                                                   Three Months Ended
                                                                                                         March 31
                                                                                                       (Unaudited)
                                                                                                   2004             2003
                                                                                                   ----             ----

Net income available to ordinary shareholders                                                    $452.2           $239.9

Net realized (gains) losses on investments, net of tax                                           (107.6)            14.4
Net realized and unrealized gains on investment derivatives, net of tax                            (2.9)            (4.7)
Net realized and unrealized (gains) losses on credit derivatives, net of tax                      (12.9)             0.6
                                                                                           ------------------------------

Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment
   derivative instruments, net of tax                                                            $328.8           $250.2
                                                                                           ==============================
Per ordinary share results:

Net income available to ordinary shareholders                                                     $3.25            $1.74
                                                                                           ==============================

Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment
   derivative instruments, net of tax                                                             $2.36            $1.82
                                                                                           ==============================

Weighted average ordinary shares outstanding:
Basic                                                                                             137.6            136.2
Diluted                                                                                           139.0            137.6

Return on ordinary shareholders' equity:

Average ordinary shareholders' equity (excludes preference shares of $517.5)                   $6,632.3         $6,173.4

Net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment
   derivative instruments, net of tax                                                             328.8            250.2

Annualized net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit
   and investment derivative instruments, net of tax                                            1,315.3          1,000.6

Annualized Return on Ordinary Shareholders' Equity - (Annualized net
   income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment
   derivative instruments, net of tax)                                                            19.8%            16.2%

                                                                                           ------------------------------


Comment on Regulation G

This press release contains the presentation of (i) 'net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivatives, net of tax' and (ii) annualized return on ordinary shareholders' equity (based on net income minus the Exclusions) to average ordinary shareholders' equity. These items are "non-GAAP financial measures" as defined in Regulation G. The reconciliation of such measures to the most directly comparable GAAP financial measures in accordance with Regulation G is included above.

XL presents its operations in the way it believes will be most meaningful and useful to investors, analysts, rating agencies and others who use XL's financial information in evaluating XL's performance. This presentation includes the use of 'net income excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivatives, net of tax'. Investment derivatives include all derivatives entered into by XL other than weather and energy and credit derivatives (discussed further below).

Although the investment of premiums to generate income (or loss) and realized capital gains (or losses) is an integral part of XL's operations, the determination to realize capital gains (or losses) is independent of the underwriting process. In addition, under applicable GAAP accounting requirements, losses can be created as the result of other than temporary declines in value without actual realization. In this regard, certain users of XL's financial information, including certain rating agencies, evaluate earnings before tax and capital gains to understand the profitability of the recurring sources of income without the effects of these two variables. Furthermore, these users believe that, for many companies, the timing of the realization of capital gains is largely opportunistic and are a function of economic and interest rate conditions. In addition, with respect to credit derivatives, because XL generally holds its financial guarantee contracts written in credit default derivative form to maturity, the net effects of the changes in fair value of these credit derivatives are excluded (similar with other companies in the financial guarantee business) as the changes in fair value each quarter are not indicative of underlying business performance of XL's financial guarantee operations. Unlike these credit derivatives, XL's weather and energy derivatives are actively traded (i.e, they are not held to maturity) and are, therefore, not excluded from net income as any gains or losses from this business are considered by management when evaluating and managing the underlying business.

In summary, XL evaluates the performance of and manages its business to produce an underwriting profit. In addition to presenting net income (loss), XL believes that showing net income (loss) exclusive of the items mentioned above enables investors and other users of XL's financial information to analyze XL's performance in a manner similar to how management of XL analyzes performance. In this regard, XL believes that providing only a GAAP presentation of net income
(loss) makes it much more difficult for users of XL's financial information to evaluate XL's underlying business. Also, as stated above, XL believes that the equity analysts and certain rating agencies who follow XL (and the insurance industry as a whole) exclude these items from their analyses for the same reasons and they request that XL provide this non-GAAP financial information on a regular basis.

Return on average ordinary shareholder's equity ("ROE"), excluding net realized gains and losses on investments and net realized and unrealized gains and losses on credit and investment derivative instruments, net of tax (the "Exclusions"), is a widely used measure of any company's profitability. Annualized return on average ordinary shareholders' equity (minus the exclusions) is calculated by dividing annualized net income minus the Exclusions for any period by the average of the opening and closing ordinary shareholder's equity. The Company establishes target ROE's for its total operations, segments and lines of business. If the Company's ROE return targets are not met with respect to any line of business over time, the Company seeks to re-evaluate these lines. In addition, the Company's compensation of its senior officers is significantly dependant on the achievement of the Company's performance goals to enhance shareholder value which include ROE.



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